UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 (Amendment No. 1)

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2017

IWeb, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	47-3149295
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121/34, RS Tower, 8th Floor Ratchadaphisek Road, Din Daeng Sub-district, din Daeng District, Bangkok, Thailand
(Address of principal executive offices)

+662-248-2436
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported in a Current Report on Form 8-K, filed on May 15, 2017 (the “Form 8-K”), IWeb, Inc. (the “Company”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Enigma Technology International Corporation, a British Virgin Islands company, (“Enigma BVI”), and all the shareholders of Enigma BVI, namely, Ratanaphon Wongnapachant, Chanikarn Lertchawalitanon, and S-Mark Co. Ltd. (the “Shareholders”), to acquire all the issued and outstanding capital stock of Enigma BVI in exchange for the issuance to the Shareholders of an aggregate of 63,000,000 restricted shares of our common stock (the “Reverse Merger”) delivered on the closing date of the Reverse Merger.

This Amendment No. 1 to Form 8-K (the “Amendment”) is being filed solely to supplement the exhibits to the Form 8-K with a copy of the Repurchase Agreement, dated May 14, 2017, by and between the Company and Mr. Wai Hok Fung (the “Repurchase Agreement”), which was entered into in connection with the Reverse Merger and was disclosed in, but not filed with, the Form 8-K. A copy of the Repurchase Agreement is filed as Exhibit 10.1 hereto. Except as expressly described herein, this Amendment does not change any of the disclosures contained in the Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Repurchase Agreement, dated May 14, 2017, by and between the Company and Wai Hok Fung.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IWeb, Inc.

Date: May 16, 2017	By:	/s/ Wai Hok Fung
Wai Hok Fung
President

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